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                                                                    EXHIBIT 10.2

               L O A N   A M E N D M E N T   A G R E E M E N T



                                     between




                         FIBERMARK GMBH (THE "BORROWER")




                                 on the one hand



                                       and



               BAYERISCHE HYPO- UND VEREINSBANK AKTIENGESELLSCHAFT
(hereinafter referred to as "Arranger", "Lender" or "Facility Agent", as the case may be)



                                on the other hand


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                                TABLE OF CONTENTS

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                                                                  PAGE

Art.  1             Definitions                                   3
Art.  2             Amendments                                    3
Art.  3             Miscellaneous                                 6



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                                    PREAMBLE

WHEREAS, Bayerische Vereinsbank Aktiengesellschaft (now: Bayerische Hypo- und Vereinsbank Aktiengesellschaft) has granted with a Loan Agreement dated January 7, 1998 a Loan Facility in the amount of DM 54,000,000 (in words: Deutsche Mark fifty four million) to the Borrower for the purpose of financing the acquisition of Steinbeis Gessner GmbH; and

WHEREAS, Bayerische Hypo- und Vereinsbank Aktiengesellschaft will provide the Borrower with a further loan facility in the amount of DM 28,500,000 (in words:
Deutsche Mark twentyeight million five hundred thousand) for the purpose of financing the acquisition of Papierfabrik Lahnstein GmbH; and

WHEREAS, the parties to the aforementioned loan agreements wish to harmonize certain conditions of these loan agreements;

The parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

1.1 Save as otherwise defined herein, terms defined in the Loan Agreement shall have the same meaning herein.

1.2 "Loan Agreement" shall mean the loan agreement entered into by the Borrower and the Lender on January 7, 1998.


                                    ARTICLE 2
                                   AMENDMENTS

With effect of the date of this agreement the Loan Agreement shall be amended as follows:

2.1      AMENDMENT TO DEFINITIONS

         "Leverage Ratio" shall mean the ratio of Net Debt to EBITDA.

         "Loan Agreement II" shall mean the loan agreement entered into by the Borrower and the Lender on or about September 15, 1999.

         "Net Debt" shall mean on a consolidated basis of the Group Total Debt less cash assets ("Schecks, Kassenbestand, Bundesbank- und Postgiroguthaben, Guthaben bei Kreditinstituten" pursuant to Section 266 Section 2 B.IV. HGB).

2.2      AMENDMENTS TO COVENANTS

         In Art. 19.3 (Financial Covenants) of the Loan Agreement item (iii) shall be substituted by the following wording:


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                  "on December 31, 1999 the Leverage Ratio is not more than 4,5, and in each calendar year starting on December 31, 2000 not more than 4."

         In Art. 19.4 (Further Undertakings) of the Loan Agreement lit. (e) shall have the following wording:

                   (e) "NO MERGER AND SALE OF GROUP COMPANIES

                       If the Borrower or any member of the Group intends to merge or consolidate with any other company or Person, the result of which would (in the opinion of the Majority Lenders) materially adversely affect the Borrower, it will inform the Facility Agent in writing and in good time of such intention explaining if and how such merger or consolidation might affect the Lenders' risk position. The Borrower will furthermore inform the Facility Agent in writing and in good time if it intends to sell or otherwise dispose of any of its material subsidiaries which would materially adversely affect the Borrower's ability to perform its obligations hereunder. Aforementioned information shall explain if and how these measures might affect the Lenders' risk position."

         In Art. 19.4 (Further Undertakings) of the Loan Agreement lit. (f) shall have the following wording:

                   (f) "LIMITATION OF EXPENDITURE ("INVESTITIONSAUSGABEN")

                       If the Borrower or any member of the Group intends to make any payments on account of capital expenditure which are not part of the capital expenditure projection or other statements prepared in accordance with Art. 19.1
                       (a) (iii) of this Agreement and which exceed in total the amount of DM 1,000,000 the Borrower will inform the Facility Agent prior to such expenditure explaining if and how the intended expenditure might affect the Lenders' risk position."

         In Art. 19.4 (Further Undertakings) of the Loan Agreement lit. (j) shall be replaced by the following wording:

                   (j) "LIMITATION OF INDEBTEDNESS

                       If the Borrower or any other member of the Group intends to create any other Indebtedness with any bank or other financial institution in the amount exceeding DM 10,000,000 the Borrower will inform the Facility Agent in writing and in good time of such intention explaining if and how the creation of such other Indebtedness might affect the Lenders' risk position."

         After Art. 19.4 (Further Undertakings) of the Loan Agreement a new Art.
         19.5 (Additional Collateral) is inserted with the following wording:


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                       "19. 5 ADDITIONAL COLLATERAL

                       If any of the measures referred to in Art. 19.4 (e), (f) and /or (j) of this Agreement when implemented would affect the risk assessment of the Lenders in respect of the ability of the Borrower to perform ist obligations hereunder, the Lenders shall be entitled to demand from the Borrower additional collateral within 20 (twenty) Business Days following such demand."

         Art. 19.5 (Duration) of the original Loan Agreement shall become new Art. 19.6 (Duration).

2.3      AMENDMENTS TO EVENTS OF DEFAULT

         In Art. 20.1 (Events of Default) of the Loan Agreement lit. (m) shall be substituted by the following wording:

                       "at any time as long as 50% (fifty per cent) of the Loan Facility and the facility under the Loan Agreement II remain outstanding any dividend payments (excluding dividend payments which are used to increase the equity of the Borrower ["Schutt-aus-hol-zuruck-Verfahren"] or interest payments on shareholder loans are made by the Borrower; or"

         In Art. 20.1 (Events of Default) of the Loan Agreement lit. (n) shall have the following wording:

                       "at any time after more than 50% (fifty per cent) of the Loan Facility and the facility under Loan Agreement II have been repaid any dividend payments (excluding dividend payments which are used to increase the equity of the Borrower ["Schutt-aus-hol-zuruck-Verfahren"] or interest payments on shareholder loans are made by the Borrower which are unreasonable in respect of the cash flow situation and the earning results of the Borrower, and which would have a material adverse effect on the Borrower's ability to perform ist obligations under this Agreement; or"

         In Art. 20.1 of the original Loan Agreement lit. (n) shall become new lit. (o) with the words "OF THE PARENT." being substituted by the words "OF THE PARENT; OR" and lit. (o) shall become new lit. (p) with the words "ON THE CLOSING DATE." being substituted by the words "ON THE CLOSING DATE; OR".

         Art. 20.1 (Events of Default) of the Loan Agreement shall be supplemented by adding the following lit.

                       "(q) the Borrower fails to provide additional collateral as set out in Art. 19.5 of this Agreement."


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2.4      AMENDMENTS TO RIGHTS AND OBLIGATIONS OF FACILITY AGENT

         Art. 21.10 (Information) of the Loan Agreement shall be amended by adding the following sentence at the end of lit. (a):

         "The Facility Agent shall furnish each Lender with a copy of any information received by it under Art. 19.4 (e), (f) and (j) of this Agreement (but the Facility Agent shall not be obliged to review or check the accuracy or completeness thereof)."


                                    ARTICLE 3
                                 MISCELLEANEOUS

Save as provided for herein all other provisions of the Loan Agreement shall remain unchanged and in full force and effect.

The form and contents of this agreement, as well as the rights and obligations of the Lenders, the Borrower, the Facility Agent and the Arranger shall be construed according to the laws of the Federal Republic of Germany in every respect.

This agreement has been executed in the English language in 3 (three) counterparts. One copy shall be provided to the Borrower and to each of the Arranger and Bayerische Hypo- und Vereinsbank Aktiengesellschaft as Lender. Each executed copy shall have the effect of an original.





                               September 15, 1999

               Bayerische Hypo- und Vereinsbank Aktiengesellschaft



            ........................................................
            (in its capacity as Arranger, Lender and Facility Agent)




                               September 15, 1999

                                 FiberMark GmbH



            ........................................................